Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000 tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces Results

For 4th Quarter 2006 - Quarterly Net Income is Highest in Company's History

Lynchburg, Va., January 26, 2007.........Bank of the James Financial Group, Inc. (OTCBB:BOJF) (the "Company") (quarterly and 2006 year-to-date consolidated results unaudited) reported today total net income after tax of $565,000 or $0.28 per basic share ($0.26 diluted) for the quarter ended December 31, 2006 and $1,765,000 or $0.88 per basic share ($0.82 diluted) year-to-date compared to net income of $535,000 or $0.27 per basic share ($0.26 diluted) and $1,791,000 or $0.90 per basic share ($0.86 diluted) for the respective periods a year ago.

The Company's net interest margin decreased 14 basis points from 4.73% for the 12 month period ended December 31, 2005 to 4.59% for the period ended December 31, 2006. This decrease contributed to the 1.5% decline in year-to-date net income from 2005 to 2006. The Bank's President and CEO, Robert R. Chapman III, commented "Despite the slight decline in net earnings from 2006 to 2005, we were satisfied with our performance this past year, particularly the increase in net income in the fourth quarter. We recognized that 2006 would be challenging given our expansion plans and the rising interest rate environment. However, with the additional equity raised in the recent capital offering, we believe the company remains strategically positioned to accommodate our future growth plans."

The fourth quarter 2006 net income figure represents the highest quarterly net income achieved in the Company's history. Return on average assets and return on average equity in the fourth quarter 2006 was 1.01% and 13.52% respectively, as compared to 1.10% and 14.62% in the same period a year ago.

Strong balance sheet growth in the fourth quarter 2006, specifically loan growth, contributed to the increased quarterly earnings. Loans, net of unearned income and loan loss provision, increased from $155,480,000 as of December 31, 2005 to $187,469,000 as of the end of December 31, 2006, an increase of 20.6%. Approximately $13,449,000 of this increase occurred in the fourth quarter 2006. In addition, management expects that the additional equity raised in the recent capital offering, approximately $5,147,000, will allow the Bank, among other things, to continue to grow its loan portfolio.

Deposits, which funded the increase in loans, increased from $173,956,000 as of December 31, 2005 to $201,789,000 as of December 31, 2006, an increase of 16.0%. As a result of the capital offering, the Company's book value per share increased from $7.33 as of December 31, 2005 to $9.55 as of December 31, 2006, an increase of $2.22 per share.

The growth in loans, deposits and equity capital contributed to the overall growth of the balance sheet. Total assets as of December 31, 2006 were $232,709,000 compared to $195,852,000 at the end of 2005, an increase of $36,857,000 or 18.8%.

Non interest income also increased from $2,091,000 in the period ended December 31, 2005 to $2,314,000 in the period ended December 31, 2006, an increase of 10.7%. The increase is attributable to fees derived from increased mortgage origination volume as well as revenue from the Bank's investment in a title insurance company.

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates seven full service locations as well as mortgage origination offices in Forest and Moneta, Virginia. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol "BOJF" (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "estimate," "expect," "intend," "anticipate," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the "Company") undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the "Bank"), a subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

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Bank of the James Financial Group, Inc. and Subsidiaries
(000's) except ratios and percent data
unaudited
Selected Data:	Three months ending Dec 31, 2006	Three months ending Dec 31, 2005	Change	Year to date Dec 31, 2006	Year to date Dec 31, 2005	Change
Interest income	$4,005	$3,300	21.36%	$14,680	$12,028	22.05%
Interest expense	1,635	1,124	45.46%	5,684	3,779	50.41%
Net Interest income	2,370	2,176	8.92%	8,996	8,249	9.06%
Provision for loan losses	141	174	-18.97%	630	803	-21.54%
Noninterest income	677	481	40.75%	2,314	2,091	10.66%
Noninterest expense	2,015	1,672	20.51%	7,933	6,826	16.22%
Income taxes	326	276	18.12%	982	920	6.74%
Net income	565	535	5.61%	1,765	1,791	-1.45%
Weighted Average Shares Outstanding	2,028,993	2,001,309	1.38%	2,014,768	1,988,118	1.34%
Basic net income per share	$0.28	$0.27	$0.01	$0.88	$0.90	$(0.02)
Fully diluted net income per share	$0.26	$0.26	$-	$0.82	$0.86	$(0.04)

Balance Sheet at period end:	Dec 31, 2006	Dec 31, 2005	Change	Dec 31, 2005	Dec 31, 2004	Change
Loans, net	$187,469	$155,480	20.57%	$155,480	$140,272	10.84%
Total securities	26,191	23,919	9.50%	23,919	19,911	20.13%
Total deposits	201,789	173,956	16.00%	173,956	153,834	13.08%
Stockholders' equity	21,931	14,676	49.44%	14,675	12,786	14.77%
Total assets	232,709	195,852	18.82%	195,852	171,025	14.52%
Shares Outstanding	2,296,424	2,001,309	295,115	2,001,309	1,935,824	65,485
Book value per share	9.55	7.33	2.22	7.33	6.60	$0.73

Daily averages:	Three months ending Dec 31, 2006	Three months ending Dec 31, 2005	Change	Year to date Dec 31, 2006	Year to date Dec 31, 2005	Change
Loans, net	$178,634	$155,574	14.82%	$155,852	$147,813	5.44%
Total securities	27,285	25,010	9.10%	26,083	23,282	12.03%
Total deposits	194,288	169,489	14.63%	182,997	164,169	11.47%
Stockholders' equity	16,585	14,520	14.22%	15,594	13,830	12.76%
Interest earning assets	209,743	183,645	14.21%	196,180	174,547	12.39%
Interest bearing liabilities	172,529	152,025	13.49%	164,117	145,838	12.53%
Total Assets	221,118	192,498	14.87%	207,381	183,770	12.85%

Financial Ratios:	Three months ending Dec 31, 2006	Three months ending Dec 31, 2005	Change	Year to date Dec 31, 2006	Year to date Dec 31, 2005	Change
Return on average assets	1.01%	1.10%	(0.09)	0.85%	0.97%	(0.12)
Return on average equity	13.52%	14.62%	(1.10)	11.32%	12.95%	(1.63)
Net Interest Margin	4.48%	4.70%	(0.22)	4.59%	4.73%	(0.14)
Efficiency ratio	66.13%	62.93%	3.20	70.14%	66.02%	4.13
Average Equity to average assets	7.50%	7.54%	(0.04)	7.52%	7.53%	(0.01)

Allowance for loan losses:	Three months ending Dec 31, 2006	Three months ending Dec 31, 2005	Change	Year to date Dec 31, 2006	Year to date Dec 31, 2005	Change
Beginning balance	$2,013	$1,684	19.54%	$1,777	$1,419	25.23%
Provision for losses	141	174	-18.97%	630	803	-21.54%
Charge-offs	(108)	(93)	16.13%	(403)	(485)	-16.91%
Recoveries	45	12	275.00%	87	40	117.50%
Ending balance	2,091	1,777	17.67%	2,091	1,777	17.67%

Nonperforming assets:	Dec 31, 2006	Dec 31, 2005	Change	Dec 31, 2005	Dec 31, 2004	Change
Nonaccrual loans	646	261	147.51%	261	380	-31.32%
Restructured loans	none	none	-	none	none	-
Total nonperforming loans	646	261	147.51%	261	380	-31.32%
Other real estate owned	535	none	-	none	85	-
Total nonperforming assets	1,181	261	352.49%	261	465	-43.87%

Asset quality ratios:	Dec 31, 2006	Dec 31, 2005	Change	Dec 31, 2005	Dec 31, 2004	Change
Nonperforming loans to total loans	0.34%	0.17%	0.17	0.17%	0.27%	(0.10)
Allowance for loan losses to total loans	1.10%	1.13%	(0.03)	1.13%	1.00%	0.13
Allowance for loan losses to nonperforming loans	323.68%	680.84%	(357.16)	680.84%	373.42%	307.42